     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1995

                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                        TRANSAMERICA FINANCE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               95-1077235
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

                            1150 SOUTH OLIVE STREET
                         LOS ANGELES, CALIFORNIA 90015
                                 (213) 742-4321
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                             EDWIN C. SUMMERS, ESQ.
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        TRANSAMERICA FINANCE CORPORATION
                            1150 SOUTH OLIVE STREET
                         LOS ANGELES, CALIFORNIA 90015
                                 (213) 742-4785
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
        M. PETER LILLEVAND, ESQ.                 PETER H. DARROW, ESQ.
         DANA M. KETCHAM, ESQ.             CLEARY, GOTTLIEB, STEEN & HAMILTON
     ORRICK, HERRINGTON & SUTCLIFFE                ONE LIBERTY PLAZA
           400 SANSOME STREET                   NEW YORK, NEW YORK 10006
    SAN FRANCISCO, CALIFORNIA 94111

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
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
                                            PROPOSED          PROPOSED
 TITLE OF EACH CLASS OF       AMOUNT        MAXIMUM           MAXIMUM          AMOUNT OF
    SECURITIES TO BE          TO BE      OFFERING PRICE      AGGREGATE        REGISTRATION
       REGISTERED         REGISTERED(1)   PER UNIT(2)   OFFERING PRICE(1)(2)      FEE
------------------------------------------------------------------------------------------
 Senior and Subordinated
  Debt Securities and
  Warrants to Purchase
  Debt Securities......   $3,000,000,000    100%(1)        $3,000,000,000      $1,034,490
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Or, (i) if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to $3,000,000,000 United States dollars or (ii) if any Debt Securities or Warrants are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent to $3,000,000,000 United States dollars at the time of initial offering.
(2) Exclusive of accrued interest, if any. These figures are estimates made solely for the purpose of calculating the registration fee.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                 $3,000,000,000

                        TRANSAMERICA FINANCE CORPORATION

                          DEBT SECURITIES AND WARRANTS

  Transamerica Finance Corporation (the "Company") from time to time may offer its debt securities consisting of senior debentures, notes, bonds and/or other evidences of indebtedness ("Senior Securities") and/or subordinated debentures, notes, bonds and/or other evidences of indebtedness ("Subordinated Securities"; the Senior Securities and the Subordinated Securities being herein collectively referred to as "Debt Securities") and warrants to purchase Debt Securities ("Warrants") with an aggregate initial public offering price of up to $3,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units ("ECU"). The Debt Securities and Warrants may be offered in separate series in amounts, at prices and on terms to be set forth in supplements to this Prospectus. The Debt Securities and Warrants may be sold for U.S. Dollars, one or more foreign currencies or amounts determined by reference to an index and the principal of and any interest on the Debt Securities may likewise be payable in U.S. Dollars, one or more foreign currencies or amounts determined by reference to an index.

  The Senior Securities will rank equally with all other unsubordinated indebtedness of the Company. The Subordinated Securities will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company. See "Description of Debt Securities."

  The terms of the Debt Securities and any Warrants, including, where applicable, the specific designation, aggregate principal amount, currency, denomination, maturity, premium, rate (which may be fixed or variable) and time of payment of interest, terms for redemption at the option of the Company or the holder, for sinking fund payments, for payments of additional amounts or for exercising the Warrants, and the initial public offering price, will be set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

  The Debt Securities and Warrants may be sold through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The Debt Securities and Warrants may also be sold directly by the Company or through agents designated from time to time. If any underwriters or agents are involved in the sale of the Debt Securities or Warrants, their names, the principal amount of Debt Securities or Warrants to be purchased by them and any applicable fee, commission or discount arrangements with them will be set forth in the Prospectus Supplement. See "Plan of Distribution." With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the applicable Prospectus Supplement will set forth a description of the Debt Securities for which the Warrants are exercisable and the offering price, if any, exercise price, duration, detachability and any other specific terms of the Warrants.

  The Debt Securities may be issued in registered form or bearer form with coupons attached or both. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form. Debt Securities in bearer form will be offered only (1) to persons located outside the United States and (2) to non-United States persons and to offices located outside the United States of certain United States financial institutions.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION NOR HAS THE SECURI-
   TIES AND  EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION PASSED
    UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
     THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                  The date of this Prospectus is      , 1995.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois and 7 World Trade Center, Suite 1300, New York, New York; and at the Public Reference Office of the Commission at 450 Fifth Street, N.W., Washington D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. In addition, certain securities of the Company are listed on the New York Stock Exchange, and such reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

                     INFORMATION INCORPORATED BY REFERENCE

  The Company's annual report on Form 10-K for the year ended December 31, 1994 filed by the Company with the Commission is incorporated by reference in this Prospectus.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Debt Securities and the Warrants offered hereby shall be deemed to be incorporated by reference in this Prospectus.

  The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. Requests should be directed to Edwin C. Summers, Senior Vice President, Secretary and General Counsel, Transamerica Finance Corporation, 1150 South Olive Street, Los Angeles, California 90015 (telephone: 213-742-4757).

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$", "dollars", "U.S. dollars" or "U.S. $").

  This Prospectus may not be used to consummate sales of Debt Securities or Warrants unless accompanied by a Prospectus Supplement.

                        TRANSAMERICA FINANCE CORPORATION

  Transamerica Finance Corporation (formerly Transamerica Finance Group, Inc.) is principally engaged in consumer lending, commercial lending and leasing operations. Unless the context indicates otherwise, the term "Company" as used herein refers to Transamerica Finance Corporation and its subsidiaries.

  The Company is a wholly owned subsidiary of Transamerica Corporation ("Transamerica"). Transamerica is a financial services organization which engages through its subsidiaries in consumer lending, commercial lending, leasing, life insurance, real estate services and asset management. In addition to activities conducted through the Company, Transamerica conducts, through other subsidiaries, certain of Transamerica's commercial lending (insurance finance) operations.

  The executive offices of the Company are located at Transamerica Center, 1150 South Olive Street, Los Angeles, California 90015 (telephone: 213-742-4321).

  Because Transamerica Finance Corporation is a holding company, the rights of its creditors, including the holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the claims of the subsidiary's creditors, which will take priority except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

                            APPLICATION OF PROCEEDS

  Except as otherwise described in the Prospectus Supplement, the net proceeds from the sale of the Debt Securities and Warrants offered hereby and the exercise of Warrants will be applied to the reduction of short-term debt incurred to provide funds for use in the ordinary course of the Company's financing business. The Company anticipates that such proceeds will also be used from time to time (1) to provide funds needed in the ordinary course of its financing business, the amount and nature of which are dependent on several factors, including the volume of the Company's business, and (2) to pay maturing long-term debt.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The ratios of earnings to fixed charges are computed by dividing earnings from continuing operations before fixed charges and income taxes by the fixed charges. For purposes of computation of the ratios, earnings and fixed charges include those of the Company and all subsidiaries, and fixed charges consist of interest and debt expense, and one-third of rent expense (which approximates the interest factor) of such companies.

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1990 1991 1992 1993 1994
                                                        ---- ---- ---- ---- ----
Ratio of earnings to fixed charges..................... 1.28 0.77 1.59 1.50 1.62

                         DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

  The Senior Securities are to be issued under an Indenture dated as of April 1, 1991 (the "Senior Indenture") between the Company and Harris Trust and Savings Bank, as Trustee (the "Senior Trustee"). The Subordinated Securities are to be issued under an Indenture dated as of April 1, 1991 (the "Subordinated Indenture") between the Company and First Interstate Bank of California, formerly First Interstate Bank, Ltd., as Trustee (the "Subordinated Trustee"; together with the Senior Trustee, the "Trustees"). The Senior Indenture and the Subordinated Indenture (collectively, the "Indentures") are exhibits to the Registration Statement. The following summaries of certain provisions of the Indentures do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indentures. Numerical references in parentheses below are to sections of the Indentures and, unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Indentures.

GENERAL

  Debt Securities and Warrants offered by this Prospectus will be limited to an aggregate initial public offering price of $3,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies (including ECU). The Indentures provide that Debt Securities in an unlimited amount may be issued thereunder from time to time in one or more series. The Senior Securities will rank pari passu with other Senior Indebtedness of the Company. The Subordinated Securities will rank pari passu with other Subordinated Indebtedness of the Company and, together with such Subordinated Indebtedness, will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company as described under "Subordination--Subordinated Securities."

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Debt Securities offered thereby: (1) the title of the Debt Securities; (2) any limit on the aggregate principal amount of the Debt Securities; (3) whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any Bearer Securities will be subject to any limitations on offering, sale and distribution, whether any of the Debt Securities are to be issuable initially in temporary global form and whether any of the Debt Securities are to be issuable in permanent global form; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (5) the date or dates on which the Debt Securities will mature; (6) the rate or rates at which the Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue; (7) the Interest Payment Dates on which any such interest on the Debt Securities will be payable, the Regular Record Date for any interest payable on any Debt Securities which are Registered Securities on any Interest Payment Date, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner described under "Temporary Global Securities" below; (8) the person to whom any interest on any Registered Security will be payable if other than the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest as described under "Payment and Paying Agents" below, and the manner in which any interest on any Bearer Security will be paid if other than in the manner described under "Payment and Paying Agents" below; (9) any mandatory or optional sinking fund or analogous provisions; (10) each office or agency where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture as described under "Form, Exchange, Registration and Transfer" below, the Debt Securities may be presented for registration of transfer or exchange; (11) the date, if any, after which and the price or prices at which the Debt Securities may be redeemed, in whole or in part at the option of the Company or the Holder, or pursuant to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;
(12) the denominations in which any Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000; (13) the currency or currencies of payment of principal of and any premium and interest on the Debt Securities; (14) any index used to determine the amount of payments of principal of and any premium and interest on the Debt Securities; (15) the portion of the principal amount of the Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (16) the application, if any, of either or both of the defeasance or covenant defeasance sections of the Indenture as described below under "Defeasance and Covenant Defeasance" to the Debt Securities; (17) the Person who shall be the Security Registrar for Debt Securities issuable as Registered Securities, if other than the Trustee, the Person who shall be the initial Paying Agent and the Person who shall be the initial Common Depositary or the depositary, as the case may be; (18) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture; and (19) the terms of any Warrants offered together with such Debt Securities. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities of such series.

  Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their stated principal amounts. Special United States federal income tax considerations applicable to Debt Securities issued at an original issue discount will be set forth in a Prospectus Supplement relating thereto. Special United States tax considerations applicable to any Debt Securities that are denominated in a currency other than United States dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the Debt Securities will be set forth in a Prospectus Supplement relating thereto.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, definitive Bearer Securities (other than Bearer Securities in global form) will have interest coupons attached. (Section 201) The Indenture also will provide that Bearer Securities of a series may be issuable in permanent global form. (Section 201) See "Permanent Global Securities." If Bearer Securities are being offered, the applicable Prospectus Supplement will set forth various limitations on their offering, sale and distribution.

  Registered Securities of any series will be exchangeable for other Registered Securities of the same series of authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between the close of business on a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305) Each Bearer Security other than a temporary global Bearer Security will bear a legend substantially to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

  Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Debt Security issued in global form) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Unless the Prospectus Supplement provides otherwise, the applicable Trustee will be the initial Security Registrar for the Debt Securities. (Sections 101 and 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent (or Security Registrar) acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located in Europe. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

  The Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and ending at the close of business on the day for such mailing and (B) if Debt Securities of the series are issuable as either Bearer Securities or Registered Securities, the earlier of the day of the first publication of the relevant notice of redemption or the mailing of the relevant notice of redemption and ending on the close of business on such earlier day; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time or, at the option of the Holder, by a check or by transfer to an account maintained by the payee with a bank located outside the United States. (Section
1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender outside the United States, to a Paying Agent, of the coupon relating to such Interest Payment Date. (Section 1001) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Sections 307 and 1002)

  Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the limited circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section 1002)

  All moneys paid by the Company to a Paying Agent or held by the Company in trust for the payment of principal of and any premium or interest on any Debt Security, which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable, will be discharged from trust and repaid to the Company and the Holder of such Debt Security or any coupon will thereafter, as an unsecured general creditor, look only to the Company for payment thereof. (Section 1003)

TEMPORARY GLOBAL SECURITIES

  If so specified in an applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary global Securities, without interest coupons, to be deposited with a common depositary for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and CEDEL S.A. ("CEDEL") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Security and described in an applicable Prospectus Supplement, but within a reasonable period of time, each such temporary global Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Bearer Security, or any combination thereof, as specified in an applicable Prospectus Supplement, only under the circumstances set forth in the accompanying pricing supplement to such Prospectus Supplement. No definitive Bearer Security delivered in exchange for a portion of a temporary global Security shall be mailed or otherwise delivered to any location in the United States or its possessions in connection with such exchange. (Section 304) Any special restrictions on delivery of a Debt Security issued in permanent global form will be set forth in a Prospectus Supplement relating thereto.

PERMANENT GLOBAL SECURITIES

  If any Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the distribution procedures applicable to such securities in permanent global form (including any applicable certification requirements) and the circumstances, if any, under which beneficial owners of interests in any such permanent global Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount of any authorized form and denomination. (Section 305) A Person will, except with respect to payment of principal of and any premium and interest on such permanent global Security, be treated as a Holder of such principal amount of Outstanding Securities represented by such permanent global Security as shall be specified in a written statement of the Holder of such permanent global Security. (Section 203) Principal of and any premium and interest on a permanent global Security will be payable in the manner described in the applicable Prospectus Supplement.

SUBORDINATION

 General

  As used herein "Senior Indebtedness" means all Debt of the Company, except Subordinated Indebtedness and Junior Subordinated Indebtedness; "Debt" of the Company means all indebtedness representing money borrowed, which indebtedness is incurred or guaranteed by the Company; "Subordinated Indebtedness" means all Debt of the Company, other than Junior Subordinated Indebtedness, which is subordinate and junior in right with respect to the general assets of the Company to Senior Indebtedness; "Junior Subordinated Indebtedness" means all Debt of the Company which is subordinate and junior in right with respect to the general assets of the Company to all other Debt of the Company (including without limitation Senior Indebtedness and Subordinated Indebtedness).

 Subordinated Securities

  The payment of principal, premium, if any, and interest in respect of the Subordinated Securities is expressly subordinated in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior

Indebtedness which may at any time and from time to time be outstanding. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, whether or not pursuant to bankruptcy laws, sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, no amount shall be paid by the Company in respect of the principal, premium, if any, or interest on the Subordinated Securities or any related coupon unless and until all Senior Indebtedness shall have been paid in full together with all interest thereon and all other amounts payable in respect thereof. (Subordinated Indenture Section 1501)

  The Subordinated Indenture also states that if an Event of Default with respect to the Subordinated Securities, other than those specified in the preceding paragraph, shall happen and be continuing, no amount shall be paid by the Company in respect of the principal, premium, if any, or interest on the Subordinated Securities or any related coupon, except at Stated Maturity (subject to the preceding paragraph) and except for current interest payments as provided in the Subordinated Securities or any related coupon, unless and until all Senior Indebtedness shall have been paid in full together with all interest thereon and all other amounts payable in respect thereof. Further, in the event of any default in the payment of any Senior Indebtedness and during the continuance of any such default, the Subordinated Indenture states that no amount shall be paid by the Company in respect of the principal, premium, if any, or interest on the Subordinated Securities or any related coupon, except at Stated Maturity (subject to the preceding paragraph), and except for current interest payments as provided in the Subordinated Securities or any related coupon. (Subordinated Indenture Section 1501)

  There are no restrictions in the Subordinated Indenture with respect to the creation of Senior Indebtedness. At December 31, 1994, Senior Indebtedness aggregated approximately $7.73 billion. The Company expects to make additional borrowings constituting Senior Indebtedness from time to time.

CERTAIN COVENANTS OF THE COMPANY WITH RESPECT TO SENIOR SECURITIES

 Limitations on Liens

  The Senior Indenture provides that neither the Company nor any Subsidiary will create, incur or assume any mortgage, pledge, lien, charge or other security interest on any of the assets of the Company or of any Subsidiary (except to secure Debt to the Company or a Subsidiary) without making effective provision whereby the Senior Securities shall be equally and ratably secured except: (i) such security interests on assets of the Company or any Subsidiary existing at the date of the Senior Indenture and renewals thereof; (ii) certain purchase money liens, liens on real property and any improvements thereon constructed in whole or in part by or for the Company or any Subsidiary to secure the cost of such construction improvements made after the date of the Senior Indenture, existing security interests on after-acquired assets, and renewals thereof; (iii) certain security interests affecting property of a corporation existing at the time it first becomes a Subsidiary, and renewals thereof; (iv) certain security interests in connection with taxes or legal proceedings or created in the ordinary course of business and not in connection with the borrowing of money; (v) certain security interests in connection with government and certain other contracts; and (vi) certain security interests on property and assets in connection with any arrangement involving the transfer of such property or assets where the transfer is accounted for as a sale under generally accepted accounting principals. In the case of clause (ii) above, the principal amount secured by any of such security interests may not exceed the lesser of the cost or fair value (as determined by the Board of Directors) of the property subject to such security interests and, in the case of clause
(iii) above, the principal amount secured by any of such security interests may not exceed the lesser of the book value or fair value (as determined by the Board of Directors) of the property subject to such security interest. (Senior Indenture Section 1007)

 Limitations on Mergers

  The Senior Indenture provides that if any merger or consolidation of the Company with or into any other corporation or any conveyance or transfer to any person of all or substantially all of the property or assets of the Company would subject any of the property or assets of the Company owned immediately prior to such consolidation, merger, conveyance or transfer to any mortgage, pledge, lien, charge or other security interest, the Company will, prior to such consolidation, merger, conveyance or transfer, secure the Senior Securities, equally and ratably with any other Debt of the Company then entitled to be so secured, by a direct lien on all such property or assets equal to and ratable with all liens other than any theretofore existing thereon. (Senior Indenture Section 803)

ABSENCE OF OTHER RESTRICTIVE COVENANTS AND EVENT RISK PROVISIONS

  The Indentures do not contain any provision which will restrict the Company in any way from paying dividends or making other distribution on its capital stock or purchasing or redeeming any of its capital stock, or from incurring, assuming or becoming liable upon Senior Indebtedness or Subordinated Indebtedness or any other type of debt or other obligations. The Indentures do not contain any financial ratios or specified levels of net worth or liquidity to which the Company must adhere. In addition, the Subordinated Indenture does not restrict the Company from creating liens on its property for any purpose. In addition, the Indentures do not contain any provisions which would require the Company to repurchase or redeem or otherwise modify the terms of any of its Debt Securities upon a change in control or other events involving the Company which may adversely affect the creditworthiness of the Debt Securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of the Holders of any of the Outstanding Securities under the Indentures, may consolidate with or merge into, or convey or transfer its assets substantially as an entirety to, any Person that is a corporation, partnership or trust organized and existing under the laws of any domestic jurisdiction, provided that any successor Person assumes the Company's obligations on the Debt Securities and under the Indentures, that after giving effect to the transaction no Event of Default and no event which, after notice or lapse of time, would become an Event of Default shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

DEFAULTS AND CERTAIN RIGHTS ON DEFAULT

  Each Indenture defines an Event of Default with respect to any series of Debt Securities thereunder as being any of the following events and such other events as may be established for the Debt Securities of such series: (i) default for 30 days in any payment of interest on the Debt Securities of such series; (ii) default with respect to Debt Securities of such series in any payment of principal or premium, if any, when due; (iii) default in the payment of any sinking fund installment with respect to the Debt Securities of such series when due; (iv) default in performance of any other covenant in the Indenture for 60 days after written notice to the Company by the Trustee or the Holders of at least 15% in principal amount of the Debt Securities of such series then Outstanding; (v) failure by the Company or any Subsidiary to pay any Debt in an amount exceeding $10,000,000 at maturity; (vi) acceleration of any Debt of the Company or any Subsidiary in an amount exceeding $10,000,000 under the terms of the instrument under which such Debt is or may be outstanding, if such acceleration is not annulled within 30 days after notice to the Company by the Trustee or the Holders of at least 15% in principal amount of the Debt Securities of such series then Outstanding; or (vii) certain events of bankruptcy, insolvency, receivership or reorganization. (Section 501) The Company will be required to file with the Trustee annually a written statement as to the fulfillment of its obligations under the Indenture. (Section 704)

  If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the Indenture may declare the principal amount (or, if the Outstanding Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Outstanding Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt

Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, and subject to applicable law and certain other provisions of the applicable Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

  Each Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holder shall have offered to the Trustee reasonable indemnity. (Sections 601 and 603) Subject to such provisions for the indemnification of the Trustee, and subject to applicable law and certain other provisions of the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

MEETINGS, MODIFICATION AND WAIVER

  Modifications and amendments of each Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security or related coupon, (b) reduce the principal amount of, or premium or interest on, any Debt Security or related coupon or any premium payable upon the redemption thereof, (c) change any obligation of the Company to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) change the coin or currency in which any Debt Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (g) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) reduce the requirements contained in the Indenture for quorum or voting, (i) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, (j) with respect to each of the Subordinated and Junior Subordinated Indentures, modify the terms relating to subordination in a manner adverse to the Holders of Debt Securities issued under that Indenture, (k) adversely affect the right of repayment, if any, of the Debt Securities at the option of the Holders thereof, or (l) modify any of the above provisions. (Section 902)

  The Holders of at least a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Senior Indenture Section 1009 and Subordinated Indenture Section 1008) The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Debt Securities of that series and any coupons appertaining thereto, waive any past default and its consequences under the Indenture with respect to Debt Securities of that series, except a default (a) in the payment of principal of (or premium, if any) or any interest on any Debt Security or coupon of such series, and (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series or coupon affected. (Section 513)

  Each Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities or the number of votes entitled to be cast by the Holder of any Debt Security (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Debt Security denominated in a foreign currency or a composite currency shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Debt Security by the Company in good faith, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined as of the date of original issuance of such Debt Security, of the amount determined as provided in (i) above). (Section 101)

  Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series. (Section 1301) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section
1302) Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum (as described below) is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, any resolution with respect to any consent or waiver which must be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened at which a quorum is present only by the affirmative vote of the Holders of 66 2/3% in principal amount of the Outstanding Securities of that series; and provided, further, that, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which must be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Outstanding Securities of such series will constitute a quorum. (Section 1304)

DEFEASANCE AND COVENANT DEFEASANCE

  Each Indenture provides, unless the Company elects otherwise pursuant to
Section 301 of the Indenture with respect to the Debt Securities of any series, that the Company may elect either (A) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (B) to be released from its obligations with respect to such Debt Securities under Sections 1006, 1007 and 1008 of the Senior Indenture and Sections 1006 and 1007 of the Subordinated Indenture ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may only be established if, among other things, the Company has delivered to the trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred and, in the case of Bearer Securities, there will be no adverse federal tax consequences to the Holders of such Bearer Securities as a result of such defeasance or covenant defeasance. Such opinion, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture. In the case of covenant defeasance, such termination will not relieve the Company of its obligation to pay when due the principal of or interest on the Debt Securities of such series if the Debt Securities of such series are not paid from the money or Government Obligations held by the Trustee for the payment thereof. The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series. (Article Fourteen)

NOTICES

  Except as otherwise provided in the applicable Indenture, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Securities. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106)

TITLE

  Title to any Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

REPLACEMENT OF DEBT SECURITIES AND COUPONS

  Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Trustee. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of the Debt Security, coupon or coupons or evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306)

CONCERNING THE TRUSTEES

  Harris Trust and Savings Bank, the Senior Trustee under the Senior Indenture, has stand-by credit facilities with the Company in the amount of $80,000,000, the borrowings under which would rank on a parity with the Senior Securities. The Company also maintains a deposit account and conducts other transactions with the Senior Trustee. The Senior Trustee is also the trustee under the Company's Indenture dated as of July 1, 1982 and the Company's Indenture dated as of November 1, 1987 pursuant to each of which the Company has outstanding Senior Indebtedness.

  First Interstate Bank of California, formerly First Interstate Bank, Ltd., the Subordinated Trustee under the Subordinated Indenture, has stand-by credit facilities with the Company in the amount of $95,000,000, the borrowings under which would be senior to the Subordinated Securities. The Company also maintains a deposit account and conducts other transactions with the Subordinated Trustee. The Subordinated Trustee is also the successor trustee under the Company's Indenture dated as of September 1, 1984 pursuant to which the Company has outstanding Subordinated Indebtedness.

  The Senior Trustee or the Subordinated Trustee may from time to time make loans to the Company and perform other services for the Company in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

                            DESCRIPTION OF WARRANTS

  The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the Prospectus Supplement relating to such Warrants.

  Warrants may be offered independently or together with any series of Debt Securities offered by a Prospectus Supplement and may be attached to or separate from such Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to such series of Warrants. The Warrant Agent will act solely as the agent of the Company in connection with the certificates for the Warrants (the "Warrant Certificates") of such series and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of Warrants. Copies of the forms of Warrant Agreements, including the forms of Warrant Certificates, are filed as an exhibit to the Registration Statement to which this Prospectus pertains. The following summaries of certain provisions of the forms of Warrant Agreements and Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreements and the Warrant Certificates.

GENERAL

  Reference is hereby made to the Prospectus Supplement relating to the particular series of Warrants, if any, offered thereby for the terms of such Warrants including, where applicable: (i) the offering price; (ii) the currencies in which such Warrants are being offered; (iii) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of such Warrants; (iv) the designation and terms of the series of Debt Securities with which such Warrants are being offered and the number of such Warrants being offered with each such Debt Security; (v) the date on and after which such Warrants and the related series of Debt Securities will be transferable separately; (vi) the principal amount of the series of Debt Securities purchasable upon exercise of each such Warrant and the price at which and currencies in which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vii) the date on which the right to exercise such Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (viii) federal income tax consequences; and (ix) any other terms of such Warrants.

  Warrant Certificates of each series will be in registered form and will be exchangeable at the option of the holder thereof for Warrant Certificates of such series of like tenor representing in the aggregate the number of Warrants surrendered for exchange. Warrant Certificates of each series will be transferable upon surrender without service charge, subject to the payment of any taxes or other governmental charges due in respect of a transfer, and will be exchangeable and transferable at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement relating to such series of Warrants. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the series of Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest on the series of Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the applicable Indenture.

EXERCISE OF WARRANTS

  Each Warrant will entitle the holder thereof to purchase such principal amount of the related series of Debt Securities at such exercise price as shall in each case be set forth in, or calculable as set forth in, the Prospectus Supplement relating to such Warrant. Warrants of a series may be exercised at the corporate trust office of the Warrant Agent for such series of Warrants (or any other office indicated in the Prospectus Supplement relating to such series of Warrants) at any time prior to 5:00 P.M., New York City time, on the Expiration Date set forth in the Prospectus Supplement relating to such series of Warrants. After the close of business on the Expiration Date relating to such series of Warrants (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants of such series will become void.

  Warrants of a series may be exercised by delivery to the appropriate Warrant Agent of payment, as provided in the Prospectus Supplement relating to such series of Warrants, of the amount required to purchase the principal amount of the series of Debt Securities purchasable upon such exercise, together with certain information as set forth on the reverse side of the Warrant Certificate evidencing such Warrants. Such Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of such Warrant Certificate. Upon receipt of such payment and such Warrant Certificate, properly completed and duly executed, at the corporate trust office of the appropriate Warrant Agent (or any other office indicated in the Prospectus Supplement relating to such series of Warrants), the Company will, as soon as practicable, issue and deliver the principal amount of the series of Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities and the Warrants separately or together, (i) to one or more underwriters or dealers for public offering and sale by them and (ii) to investors directly or through agents. The distribution of the Debt Securities and the Warrants may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Debt Securities and the Warrants offered thereby.

  In connection with the sale of the Debt Securities and the Warrants, underwriters, dealers or agents may receive compensation from the Company or from purchasers of the Debt Securities and the Warrants for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents that participate in the distribution of the Debt Securities and the Warrants may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of the Debt Securities and the Warrants received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from the Company will be described in the Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Under agreements that may be entered into with the Company, underwriters, dealers and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

  Each underwriter, dealer and agent participating in the distribution of any Debt Securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, Debt Securities in bearer form to persons located in the United States or to United States persons (other than qualifying financial institutions), in connection with the original issuance of the Debt Securities.

  All Debt Securities and Warrants will be new issues of securities with no established trading market. Any underwriters to whom Debt Securities or Warrants are sold by the Company for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS

  The validity of the Debt Securities and Warrants is being passed upon for the Company by Orrick, Herrington & Sutcliffe, San Francisco.

                                    EXPERTS

  The consolidated financial statements of Transamerica Finance Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994,have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Registration fee.............................................. $1,034,490
      Trustee's fees and expenses...................................    105,000*
      Accountants' fees and expenses................................     82,000*
      Printing and engraving........................................    165,000*
      Blue sky and legal investment fees and expenses...............     33,000*
      Rating agencies' fees.........................................    788,000*
      Legal fees and expenses.......................................    413,000*
      Miscellaneous.................................................      4,510*
                                                                     ----------
          Total..................................................... $2,625,000
                                                                     ==========

--------
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As authorized by Section 145 of the Delaware Corporation Law, the Company's By-Laws provide for indemnification of directors, officers, employees and agents in certain cases. Indemnification is available when a person is made a party to any proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company or a director, officer, employee or agent of another enterprise, serving as such at the request of the Company, and if he acted in good faith and in a manner reasonably believed by him to be in, or not opposed to, the best interest of the Company. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his conduct was unlawful. If it is determined that the conduct of such person meets these standards, he shall be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably incurred by him in connection therewith.

  If such proceeding is brought by or on behalf of the Company, such person shall be indemnified against expenses actually and reasonably incurred if he acted in good faith and in a manner reasonably believed by him to be in, or not opposed to, the best interest of the Company. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the Company for negligence or misconduct in the performance of his duty; however, a court may, even in such case, allow indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he is entitled to be indemnified against expenses actually and reasonably incurred by him. In all other cases, indemnification is made by the Company upon determination by it that indemnification of such person is proper because he has met the applicable standard of conduct.

  In furtherance of such indemnity obligations, the Company has entered into individual indemnity agreements with each of its directors and executive officers. Also, there is directors' and officers' liability insurance presently outstanding which insures directors and officers of the Company. One such policy, to a relatively limited extent, covers losses for which the Company shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. Such policy also, to a relatively limited extent, and another policy, to a more substantial extent, cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Company. The losses covered by these policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain certain co-insurance requirements and deductible provisions.

  Reference is made to Section 7 of the Underwriting Agreement Standard Provisions for Debt Securities and Warrants and Section 5 of the Distribution Agreement each included herein as exhibits to the Registration Statement for provisions regarding indemnification of the Company, officers, directors and controlling persons against certain liabilities.

ITEM 16. EXHIBITS.

      EXHIBIT
      NUMBER                        DESCRIPTION OF EXHIBIT
      -------                       ----------------------
      1.1      Form of Underwriting Agreement (incorporated by reference to
               Exhibit 1.1 to Registration Statement on Form S-3 File No. 33-
               40236)
      1.2      Form of Underwriting Agreement Standard Provisions for Debt
               Securities and Warrants (incorporated by reference to Exhibit
               1.2 to Registration Statement on Form S-3 File
               No. 33-40236)
      1.3      Form of Distribution Agreement (incorporated by reference to
               Exhibit 1.3 to Registration Statement on Form S-3 File No. 33-
               40236)
      4.1      Form of Indenture dated as of April 1, 1991 between the
               Registrant and Harris Trust and Savings Bank, as Trustee
               (incorporated by reference to Exhibit 4.1 to Registration
               Statement on Form S-3 File No. 33-40236)
      4.2      Form of Indenture dated as of April 1, 1991 between the
               Registrant and First Interstate Bank, Ltd., as Trustee
               (incorporated by reference to Exhibit 4.2 to Registration
               Statement on Form S-3 File No. 33-40236)
      4.3      Form of Debt Security (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-3 File No. 33-49763)
      4.4      Form of Senior Medium-Term Note, Series   (incorporated by
               reference to Exhibit 4.4 to Registration Statement on Form S-3
               File No. 33-49763)
      4.5      Form of Subordinated Medium-Term Note, Series   (incorporated by
               reference to Exhibit 4.5 to Registration Statement on Form S-3
               File No. 33-49763)
      4.6      Form of Warrant Agreements (including forms of Warrant
               Certificates) (incorporated
               by reference to Exhibit 4.6 to Registrant's Registration
               Statement on Form S-3 File
               No. 33-04799)
      5        Opinion of Orrick, Herrington & Sutcliffe as to the validity of the Debt Securities and Warrants
     12        Computation of Ratio of Earnings to Fixed Charges
     23.1      Consent of Ernst & Young LLP
     23.2      The consent of Orrick, Herrington & Sutcliffe is contained in its opinion filed as Exhibit 5 to this Registration Statement
     24        Powers of Attorney
     25.1      Form T-1 Statement of Eligibility and Qualification under the
               Trust Indenture Act of 1939 of Harris Trust and Savings Bank
     25.2      Form T-1 Statement of Eligibility and Qualification under the
               Trust Indenture Act of 1939 of First Interstate Bank, Ltd.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
  Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, TRANSAMERICA FINANCE CORPORATION, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF DELAWARE, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY AND COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, ON THE 30TH DAY OF MARCH, 1995.

                                          Transamerica Finance Corporation

                                                     David H. Hawkins
                                          By___________________________________
                                                    (David H. Hawkins,
                                                 Senior Vice President and
                                                        Treasurer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                         CAPACITY                   DATE
             ---------                         --------                   ----

(1) PRINCIPAL EXECUTIVE OFFICER AND DIRECTOR:

          Richard H. Finn*
------------------------------------
         (Richard H. Finn)           President, Chief Executive
                                      Officer and Director           March 30, 1995

(2) PRINCIPAL FINANCIAL OFFICER AND DIRECTOR:

          David H. Hawkins
------------------------------------
         (David H. Hawkins)          Senior Vice President,
                                      Treasurer and Director         March 30, 1995

(3) PRINCIPAL ACCOUNTING OFFICER:

          Raymond A. Golan
------------------------------------
         (Raymond A. Golan)          Vice President and
                                      Controller                     March 30, 1995

(4) DIRECTORS:

        David R. Carpenter*
------------------------------------
        (David R. Carpenter)         Director                        March 30, 1995
        Russell T. Charlton*
------------------------------------
       (Russell T. Charlton)         Director                        March 30, 1995
          Kent L. Colwell*
------------------------------------
         (Kent L. Colwell)           Director                        March 30, 1995
          Edgar H. Grubb*
------------------------------------
          (Edgar H. Grubb)           Director                        March 30, 1995
        Frank C. Herringer*
------------------------------------
        (Frank C. Herringer)         Director                        March 30, 1995
        Robert R. Lindberg*
------------------------------------
        (Robert R. Lindberg)         Director                        March 30, 1995
          Allen C. Miech*
------------------------------------
          (Allen C. Miech)           Director                        March 30, 1995
          Steven A. Read*
------------------------------------
          (Steven A. Read)           Director                        March 30, 1995
        Charles E. Tingley*
------------------------------------
        (Charles E. Tingley)         Director                        March 30, 1995

        David H. Hawkins
*By: __________________________
       (David H. Hawkins)
        Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
  EXHIBIT                                                            NUMBERED
  NUMBER                   DESCRIPTION OF EXHIBIT                      PAGE
  -------                  ----------------------                  ------------
  1.1      Form of Underwriting Agreement (incorporated by
           reference to Exhibit 1.1 to Registration Statement on
           Form S-3 File No. 33-40236)
  1.2      Form of Underwriting Agreement Standard Provisions
           for Debt Securities and Warrants (incorporated by
           reference to Exhibit 1.2 to Registration Statement on
           Form S-3 File No. 33-40236)
  1.3      Form of Distribution Agreement (incorporated by
           reference to Exhibit 1.3 to Registration Statement on
           Form S-3 File No. 33-40236)
  4.1      Form of Indenture dated as of April 1, 1991 between
           the Registrant and Harris Trust and Savings Bank, as
           Trustee (incorporated by reference to Exhibit 4.1 to
           Registration Statement on Form S-3 File No. 33-40236)
  4.2      Form of Indenture dated as of April 1, 1991 between
           the Registrant and First Interstate Bank, Ltd., as
           Trustee (incorporated by reference to Exhibit 4.2 to
           Registration Statement on Form S-3 File No. 33-40236)
  4.3      Form of Debt Security (incorporated by reference to
           Exhibit 4.3 to Registration Statement on Form S-3
           File No. 33-49763)
  4.4      Form of Senior Medium-Term Note, Series
           (incorporated by reference to Exhibit 4.4 to
           Registration Statement on Form S-3 File No. 33-49763)
  4.5      Form of Subordinated Medium-Term Note, Series
           (incorporated by reference to Exhibit 4.5 to
           Registration Statement on Form S-3 File No. 33-49763)
  4.6      Form of Warrant Agreements (including forms of
           Warrant Certificates) (incorporated
           by reference to Exhibit 4.6 to Registrant's
           Registration Statement on Form S-3 File
           No. 33-04799)
  5        Opinion of Orrick, Herrington & Sutcliffe as to the
           validity of the Debt Securities and Warrants
 12        Computation of Ratio of Earnings to Fixed Charges
 23.1      Consent of Ernst & Young LLP
 23.2      The consent of Orrick, Herrington & Sutcliffe is
           contained in its opinion filed as Exhibit 5 to this
           Registration Statement
 24        Powers of Attorney
 25.1      Form T-1 Statement of Eligibility and Qualification
           under the Trust Indenture Act of 1939 of Harris Trust
           and Savings Bank
 25.2      Form T-1 Statement of Eligibility and Qualification
           under the Trust Indenture Act of 1939 of First
           Interstate Bank, Ltd.